OFFER TO PURCHASE FOR CASH
                         UP TO THE SPECIFIED PERCENTAGE
                                       OF
                                  COMMON STOCK
                        (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                         DYNAMICS CORPORATION OF AMERICA

                                       AT

                                $40 NET PER SHARE
                                       by

                              SB ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                 WHX CORPORATION

--------------------------------------------------------------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                               NEW YORK CITY TIME
            ON TUESDAY, APRIL 29, 1997 UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------


                                                                  March 31, 1997
To Our Clients:

         Enclosed for your consideration is an Offer to Purchase, dated March 31, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by SB Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of WHX Corporation, a Delaware corporation ("Parent"), to purchase up to the Specified Percentage (as defined in the Offer to Purchase) of shares of common stock, par value $.10 per share (the "Shares") of Dynamics Corporation of America, a New York corporation (the "Company"), including the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 30, 1986, as amended on December 27, 1995, between the Company and First National Bank of Boston, as Rights Agent, at a price of $40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

         Your attention is invited to the following:

         1.   The tender price is $40 per Share, net to the seller in cash.

         2. The Offer, and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 29, 1997, unless the Offer is extended.

         3. The Offer is being made for significantly less than all of the outstanding Shares.

         4. The Offer is conditioned upon, among other things, there not having been entered into or effectuated any agreements with any person impairing the Purchaser's ability to acquire the Company or otherwise diminish the expected economic value to Purchaser of the acquisition of the Company.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

         6. Tendering shareholders must satisfy the Record Holder Condition described in the Introduction and Section 1 of the Offer to Purchase.

         The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
             TO PURCHASE FOR CASH UP TO THE SPECIFIED PERCENTAGE OF
            SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF
                         DYNAMICS CORPORATION OF AMERICA

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 31, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by SB Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of WHX Corporation, a Delaware corporation, to purchase up to the Specified Percentage (as defined in the Offer to Purchase) of shares of common stock, par value $.10 per share (the "Shares") of Dynamics Corporation of America, a New York corporation, including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of January 30, 1986, as amended on December 27, 1995, between the Company and First National Bank of Boston, as Rights Agent, at a price of $40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        NUMBER OF SHARES TO BE TENDERED:*


________________Shares

Account Number:  _______________


Dated: _____________, 1997
                                                     SIGN HERE
                                     -------------------------------------------

                                     -------------------------------------------
                                                   Signature(s)


                                     -------------------------------------------

                                     -------------------------------------------
                                           Please Type or Print Name(s)


                                     -------------------------------------------

                                     -------------------------------------------
                                               Please Type or Print
                                                 Address(es) Here

                                     -------------------------------------------
                                          Area Code and Telephone Number

                                     -------------------------------------------
                                            Taxpayer Identification or
                                             Social Security Number(s)

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     *   Unless otherwise indicated,  it will be assumed that all Shares held by us for your account are to be tendered.


                                       -3-